________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                              -------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               OCTOBER 24, 2002                                 0-31267
               ----------------                                 -------
Date of Report (Date of earliest event reported)          Commission File Number


                             IWT TESORO CORPORATION
             (Exact name of registrant as specified in its charter)

                       NEVADA                                                            91-2048019
--------------------------------------------------------------              ---------------------------------------
(State or other jurisdiction of incorporation or organization)              (I.R.S. Employer Identification Number)
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                                      5 WICKS LANE
                                WILTON, CONNECTICUT 06897
                                -------------------------
                   (Address of Principal Executive Offices) (Zip Code)

                                     (203) 858-9951
                                     --------------
                  (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS.

APPOINTMENT OF NEW OUTSIDE DIRECTORS

The following individuals have been appointed as outside directors of IWT Tesoro
Corporation:

JAMES LAFOND, Mr. Lafond has served as a Director of the Company since October
24, 2002. Through September 30, 2002, he served as PricewaterhouseCooper's Area
Managing Partner for the Greater Washington Area, which encompasses client service offices in Washington, DC, Maryland and Virginia. In this role, Jim had oversight responsibility for all of the Firm's lines of service, marketing and operations in metropolitan Washington, D.C.

Over the course of his career, Jim has led PWC's National Business Development and Industry Specialization functions, served as U.S. leader of the Marketing and Sales functions, and as Director of National Emerging Business Services, providing financial and tax advice to entrepreneurs and growing companies. Jim was admitted as a General Practice Partner in 1974 in Massachusetts, moved to New York in 1984, Florida in 1992 and to the Greater Washington area in late
1994.

CARL ANDERSON, JR. Mr. Anderson was appointed as a Director of the Company on October 28, 2002. Mr. Anderson is Vice Chairman of the Board and General Manager of Arrow International, a $300 million critical care medical device business located in Reading, Pennsylvania since 2002. Between May 1997 and 2002, he was the President and Chief Executive Officer of ABC School Supply, a $50 million supplier of materials and equipment for public and private schools. Prior to joining ABC School Supply, Mr. Anderson served as Vice President and General
Manager of the Retail Consumer Products Division of James River Corporation since August 1994. He also served as Vice President of Marketing for James River from May 1992 to August 1994. He also served as Vice President of Marketing for
James River Corporation from May 1992 to August 1994. He was a marketing executive at Procter & Gamble from 1972 to 1984 and Vice President and General
Manager at Nestle Foods Corporation in Purchase, New York from 1984 to 1992.

Mr. Anderson serves as a director of Arrow International, Inc. He served as a Director of the J.B.Williams Company, Inc., a manufacturer of consumer products, until the company was sold in October 2002, and a director of ABC School Supply until the company was sold in August 2002. He also serves as a trustee of Lafayette College. Mr. Anderson graduated from Lehigh University Graduate School of Business Administration in 1972 and Lafayette College in 1967.

JOHN BROOKSHIRE. Mr. Brookshire was appointed as a Director of the Company on October 24, 2002. He has served as a Vice President of Private Banking for
Northern Trust Bank of Florida, N.A. North Palm Beach, Florida since 1998, where he manages ongoing credit relationships with high net worth individuals, corporations and partnerships. Between 1993 and 1998, Mr. Brookshire served as a Vice President of Corporate Banking for Barnett Bank, West Palm Beach, Florida.
He is a member of the Board of Directors of the Palm Beach County Literacy
Coalition and served as its past president.

ALEN ROSENBERG. Mr. Rosenberg was appointed as a Director of the Company on November 7, 2002. He co-founded Marke Communications in 1979. Marke
Communications is a direct response agency specializing in the marketing and graphic arts productions.

PRIVATE OFFERING

The Company has undertaken a 506 offering to accredited investors only at $3.00 per share. To date, IWT Tesoro Corporation has raised $160,000.

APPLICATION FOR LISTING ON THE OVER THE COUNTER BULLETIN BOARD.

A market maker has filed a Form 211 for the Company's common stock to be listed on the Over the Counter Bulletin Board with the National Association of Securities Dealers ("NASD"). We make no assurances, however, that the NASD will approve the application or if approved, that our common stock will trade at a price indicative of what we believe its value to be.

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ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

 (c)     Exhibits

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
EXHIBIT
NUMBER   DESCRIPTION
3.1      Articles of Incorporation(1)
3.1.1    Articles of Amendment to Articles of Incorporation dated September 23, 2002.(3)
3.2      Bylaws(1)
3.3      Specimen Stock Certificate(1)
10.1     Agreement with Peter Goss(1)
10.2     Shareholders Agreement(1)
10.3     2001 Ponca Acquisition Corporation Stock Incentive Plan.(2)
10.4     Employment Agreement between Ponca Acquisition Corporation and Henry Jr. Boucher, Jr. dated as of December 29, 2002.(2)
10.5     Memorandum of Understanding between Ponca Acquisition Corporation and the shareholders of International
         Wholesale Tile, Inc.(2)
10.6     Stock Purchase Agreement among the Shareholders of International Wholesale Tile, Inc., and IWT Tesoro Corporation,
         effective October 1, 2002.(5)
99.1     MRS' letter to the Securities and Exchange Commission.(4)
99.2     Letter from Peter Goss regarding fiscal year end(5)


(1)      Filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000.

(2)      Filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on
         September 11, 2002.

(3)      Filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on
         October 1, 2002.

(4)      Filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on
         October 8, 2002.

(5)      Filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on
         October 15, 2002.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2002            IWT TESORO CORPORATION


                                    /s/ Henry J. Boucher, Jr., President
                                    -------------------------------------
                                    By: Henry J. Boucher, Jr., President




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